UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 15, 2006


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                         333-72392                  98-0353403
(State or other jurisdiction          (Commission               (I.R.S. Employer
     of incorporation)                 File Number)              Identification)


   8655 E. Via De Ventura Suite G217
            Scottsdale, AZ                                            85258
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 10, 2006 the Board of Directors accepted the resignations of Edward C. Heisler and Don Allio. Mr. Heisler will remain a consultant with the Company primarily in regards to the Company's dispute with Golden Gate Investors.

Also on May 10, 2006 the Board of Directors appointed Charles Neild as Chairman, President, & CEO. Mr. Neild has many years of experience in working with public companies.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: May 15, 2006

                              Franchise Capital Corporation



                              By: /s/ Charles Neild
                                 ---------------------------------
                                 Charles Neild, Chairman & CEO